EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-106191, 333-51520, 333-74905, 333-74868, 333-100010, 333-114375, 333-123933, 333-132493, 333-140021 and 333-143953) and on Form S-4 (No. 333-54406) of NVIDIA Corporation of our report dated March 17, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 17, 2010